Exhibit 99.2

MediciNova Announces Management Appointment

Appointment of Chief Financial Officer

SAN DIEGO, April 8, 2014 (GlobeNewsWire) — MediciNova, Inc., a biopharmaceutical company that is publicly traded on the NASDAQ Global Market (Nasdaq: MNOV) and the JASDAQ Market of the Tokyo Stock Exchange (Code Number: 4875), today announced the appointment of Esther van den Boom as Chief Financial Officer.

Ms. van den Boom is owner of van den Boom & Associates, LLC (formerly Mead van den Boom & Associates), an accounting services firm that provides accounting and finance services to public and private companies. She has experience working with public companies both in the biotechnology and technology industries and assisting such companies with complex accounting and auditing matters. Prior to starting van den Boom & Associates, Ms. van den Boom spent nine years with Ernst & Young LLP as a Senior Manager in their audit practice where she assisted public and private biotechnology companies. Ms. van den Boom received a B.A. in Economics from University of California, San Diego and a M.S. in Accountancy from San Diego State University and is a licensed CPA.

“I am very pleased MediciNova has been able to add Ms. van den Boom to our senior management team. She completes our senior management team and positions us very well to take advantage of our valuable product development opportunities,” commented Yuichi Iwaki M.D., Ph.D, MediciNova’s President and Chief Executive Officer. Dr. Iwaki added “Ms. van den Boom’s extensive financial experience will be of great value to us as we further our development collaborations domestically and globally.”

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical needs with a commercial focus on the U.S. market. MediciNova’s current strategy is to focus on MN-166 (ibudilast) for neurological disorders, MN-221 for the treatment of acute exacerbations of asthma, and MN-001 for NASH. MN-166 is being developed in multiple indications, largely through investigator-sponsored trials and outside funding. MediciNova is engaged in strategic partnering and consortium funding discussions to support further development of its programs. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our clinical development strategies and the implication that the Company will have the ability to execute on its priorities. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, risks of obtaining future partner or grant funding for development of MN-166, MN-221, and MN-001 and risks of raising sufficient capital when needed to fund MediciNova’s operations and contribution to clinical development, risks and uncertainties inherent in clinical trials, including the potential cost, expected timing and risks associated with clinical trials designed to meet FDA guidance and the viability of further development considering these factors, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks associated with the reliance on third parties to sponsor and fund clinical trials, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials, and the timing of expected filings with the regulatory authorities, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to obtain third party funding for programs and raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

CONTACT:	INVESTOR CONTACT: Geoff O’Brien Vice President MediciNova, Inc. info@medicinova.com